EXHIBIT 4.1



                             BROWN & BROWN, INC.

                                  and

                         FIRST UNION NATIONAL BANK

                               Rights Agent



                            RIGHTS AGREEMENT




                       Dated as of July 30, 1999

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                           TABLE OF CONTENTS

                                                              Page
                                                              ____


Section 1.  Certain Definitions                               1

Section 2.  Appointment of Rights Agent                       5

Section 3.  Issue of Rights Certificates                      5

Section 4.  Form of Rights Certificates                       6

Section 5.  Countersignature and Registration                 7

Section 6.  Transfer, Split Up, Combination, and Exchange
            of Rights	Certificates: Mutilated, Destroyed,
            Lost, or Stolen Rights 	Certificates              8

Section 7.  Exercise of Rights; Purchase Price; Expiration
            Date of Rights                                    9

Section 8.  Cancellation and Destruction of Rights
            Certificates                                      10

Section 9.  Reservation and Availability of Capital Stock     11

Section 10.  Common Stock Record Date                         12

Section 11.  Adjustment of Purchase Price, Number and Kind
             of Shares, or Number of Rights                   12

Section 12.  Certificate of Adjusted Purchase Price or
             Number of Shares                                 20

Section 13.  Consolidation, Merger, or Sale or Transfer
             of Assets or Earning Power                       20

Section 14.  Fractional Rights and Fractional Shares          23

Section 15.  Rights of Action                                 24

Section 16.  Agreement of Rights Holders                      24

Section 17.  Rights Certificate Holder Not Deemed a
             Shareholder                                      25

Section 18.  Concerning the Rights Agent                      25

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Section 19.  Merger or Consolidation or Change of Name of
             Rights Agent                                     26

Section 20.  Duties of Rights Agent                           26

Section 21.  Change of Rights Agent                           29

Section 22.  Issuance of New Rights Certificates              29

Section 23.  Redemption and Termination; Three-Year
             Independent Director Evaluation                	 30

Section 24.  Exchange                                       	 31

Section 25.  Notice of Certain Events                       	 32

Section 26.  Notices                                        	 33

Section 27.  Supplements and Amendments                     	 34

Section 28.  Successors                                     	 34

Section 29.  Determinations and Actions by the Board of
             Directors, etc.	                                 34

Section 30.  Benefits of this Agreement                     	 35

Section 31.  Severability                                   	 35

Section 32.  Governing Law                                  	 35

Section 33.  Counterparts                                   	 35

Section 34.  Descriptive Headings                           	 35



Exhibit A - Form of Rights Certificate
Exhibit B - Summary of Rights to Purchase Common Stock


<PAGE 1>

                RIGHTS AGREEMENT


	RIGHTS AGREEMENT, dated as of July 30, 1999 (the
"Agreement"), between BROWN & BROWN, INC., a Florida corporation
(the "Company"), and  FIRST UNION NATIONAL BANK (the "Rights
Agent").

	Effective July 29, 1999 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of common stock, par value $.01 per share, of the Company (the "Common Stock") outstanding at the close of business on August 11, 1999 (the "Record Date"), and has authorized the issuance of one Right (as adjusted pursuant to the provisions of Section 11(p)) for each share of Common Stock issued between the Record
Date and the Distribution Date (as defined below), each Right initially representing the right to purchase one share of Common Stock upon the terms and subject to the conditions set forth herein (the "Rights").

	Accordingly, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties agree as follows:

	Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

      	(a)	"Acquiring Person" means any Person (as defined below)
who, together with all Affiliates and Associates (as such terms are defined below) of such Person, is the Beneficial Owner (as defined below) of 20% or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring
Person") for any purposes of this Agreement.

      	(b)	"Act" means the Securities Act of 1933, as amended and as
in effect on the date of this Agreement.

      	(c)	"Adjustment Share Amount" shall have the meaning set forth
in Section 11(a)(ii).

      	(d)	"Adverse Person" means any Person declared to be an
Adverse Person by the Board of Directors upon a determination that the criteria set forth in Section 11(a)(ii)(B) apply to that Person.

<PAGE 2>

     	(e)	"Affiliate" and "Associate" shall have the respective
meanings ascribed to such terms in Rule 12b-2 of the General Rules and
Regulations under the Securities Exchange Act of 1934, as amended (the
"Exchange Act").

    	(f)	A Person shall be deemed the "Beneficial Owner" of, and
shall be deemed to "beneficially own," any securities:

      		(i)	that such Person or any of such Person's Affiliates or
Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time)
pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise.  A Person shall not, however, be deemed the "Beneficial Owner" of, or to "beneficially own,"
(A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or
(B) securities issuable upon exercise of Rights at any time before the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event if the Rights were acquired by such Person or any of such Person's Affiliates or
Associates before the Distribution Date or pursuant to Section 3(a) or
Section 22 (the "Original Rights") or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights;

        		(ii)	that such Person or any of such Person's Affiliates or
Associates, directly or indirectly, has the right to vote or dispose of or has
"beneficial ownership" of (as determined pursuant to Rule 13d-3 of the
General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing;
that a Person shall not be deemed, however, the "Beneficial Owner" of, or to
"beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General
Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report): or

      		(iii)	 that are beneficially owned, directly or indirectly, by
any other Person (or any Affiliate or Associate thereof) with which such
Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement, or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (e) or disposing of any voting securities of the Company.  Nothing in this paragraph (e), however, shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

<PAGE 3>


  	(g)	"Business Day" means any day other than a Saturday,
Sunday, or a day on which banking institutions in the State of Florida are authorized or obligated by law or executive order to close.

  	(h)	"Close of business" on any given date means 5:00 p.m.,
eastern time, on such date.  If such date is not a Business Day, however, it means 5:00 p.m., eastern time, on the next succeeding Business Day.

  	(i)	"Common Stock" means the common stock, par value $.01
per share, of the Company, except that "common stock" when used with reference to any Person other than, the Company means the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such
Person.

  	(j)	"Current market price" shall have the meaning set forth in
Section 11(d).

  	(k)	"Current Value" shall have the meaning set forth in
Section 11(a)(iii).

  	(l)	"Distribution Date" shall have the meaning set forth in
Section 3(a).

  	(m)	"Equivalent Common Stock" shall have the meaning set forth
in Section 11(b).

  	(n)	"Exchange Act" means the Securities Exchange Act of 1934,
as amended.

  	(o)	"Exchange Ratio" shall have the meaning set forth in
Section 24(a).

  	(p)	"Exempt Person" means the Company, any subsidiary of the
Company, any employee benefit plan of the Company or of any subsidiary of the Company or any Person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such plan, and J. Hyatt
Brown and his Affiliates and Associates.

  	(q)	"Expiration Date" shall have the meaning set forth in
Section 7(a).

   (r) "Final Expiration Date" shall have the meaning set forth in
Section 7(a).

  	(s)	"NYSE" means The New York Stock Exchange.

  	(t)	"Original Rights" shall have the meaning set forth in
Section 1(f)(i).

  	(u)	"Person" means any individual, firm, corporation,
partnership, or other entity.

  	(v)	"Principal Party" shall have the meaning set forth in
Section 13(b).

  	(w)	"Purchase Price" shall have the meaning set forth in
Section 4(a).

<PAGE 4>

  	(x)	"Record Date" shall have the meaning set forth in the preface at the beginning of this Agreement.

  	(y)	"Redemption Price" shall have the meaning set forth in
Section 23(a).

  	(z)	"Rights" shall have the meaning set forth in the preface at the beginning of this Agreement.

  	(aa)	"Rights Agent" shall have the meaning set forth in Section 2.

  	(bb)	"Rights Certificates" shall have the meaning set forth in
Section 3(a).

  	(cc)	"Rights Dividend Declaration Date" shall have the meaning
set forth in the preface at the beginning of this Agreement.

	  (dd)	"Section 11(a)(ii) Event" means any event described in
Section 11(a)(ii).

  	(ee)	"Section 11(a)(ii) Trigger Date" shall have the meaning set
forth in Section 11(a)(iii).

   	(ff)	"Section 13 Event" means any event described in clauses (x),
(y) or (z) of Section 13(a).

  	(gg)	"Spread" shall have the meaning set forth in
Section 11(a)(iii).

  	(hh)	"Stock Acquisition Date" means the first date of public
announcement (that, for purposes of this definition, shall include, a report filed pursuant to the Exchange Act) by the Company or an Acquiring Person
that an Acquiring Person has become an Acquiring Person.

  	(ii)	"Subsidiary" means, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such
Person.

  	(jj)	"Substitution Period" shall have the meaning set forth in
Section 11(a)(iii).

	  (kk)	"Summary of Rights" shall have the meaning set forth in
Section 3(b).

  	(ll)	"Trading Day" shall have the meaning set forth in
Section 11(d).

 	(mm)	"Triggering Event" means any Section 11(a)(ii) Event or any
Section 13 Event.

<PAGE 5>

	Section 2. Appointment of Rights Agent. The Company hereby appoints First Union National Bank to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 shall before the Distribution Date also be the holders of Common Stock) in accordance with the terms and conditions of this Agreement (the "Rights
Agent"), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

	Section 3.  Issue of Rights Certificates.

	(a)	Until the earliest of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock
Acquisition Date occurs before the Record Date, the close of business on the
Record Date), (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors) after the date that a tender or exchange offer by any Person (other than an Exempt
Person) is first published or sent or given within the meaning of Rule
14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of
20% or more of the shares of Common Stock then outstanding or (iii)
immediately upon the occurrence of a determination by the Board of
Directors of the Company, pursuant to the criteria set forth in
Section 11(a)-(ii)(B), that a Person is an Adverse Person (the earlier of (i), (ii), or (iii) are referred to in this Agreement as the
"Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the outstanding certificates for the Common Stock and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date the
Rights Agent will send by first-class, insured, postage-prepaid mail, to each record holder of the Common Stock as of the close of business on the
Distribution Date, at the address of such holder shown on the records of the
Company, one or more right certificates, in substantially the form of Exhibit
A (the "Rights Certificates"), evidencing one Right for each share of
Common Stock so held, subject to adjustment as provided in this Agreement.
If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p), at the time of distribution of the Rights
Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights
Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.  As of the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

	(b)	As promptly as practicable following the Record Date, the
Company will send a copy of a summary of Rights, in substantially the form of Exhibit B (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of the Common Stock as of the close of business on the
Record Date, at the address of such holder shown on the records of the
Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the
Common Stock shall also be the registered holders of the associated Rights.
Until the earlier of the Distribution Date or the Expiration Date, the transfer of any

<PAGE 6>
certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

	(c)	Rights shall be issued in respect of all shares of Common
Stock that are issued after the Record Date but before the earlier of the
Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

      	This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between BROWN & BROWN, INC. (the "Company") and First Union
       National Bank (the "Rights Agent") dated as of July 30, 1999 (the
       "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under circumstances described in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, without charge promptly after receipt of a written request therefor. Under circumstances described in the Rights Agreement, Rights issued to, or held by, any Person who is, was, or becomes an Acquiring Person, an Adverse Person, or any Affiliate or Associate thereof (as those terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

	With respect to certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by them shall be evidenced by the certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

	Section 4.  Form of Rights Certificates.

	(a)	The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with applicable law or rule or with any rule of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.
Subject to the provisions of Section 11 and Section 22, the Rights
Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price set forth therein (such exercise price per share, the "Purchase Price"), but the amount and type of

<PAGE 7>

securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided in this Agreement.

	(b)	Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 that represents Rights beneficially owned by: (i) an Acquiring
Person, an Adverse Person, or any Associate or Affiliate of an Acquiring
Person or an Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of
any such Associate or Affiliate) who becomes a transferee before or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or
Adverse Person or to any Person with whom such Acquiring Person or Adverse
Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement, or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend):

      	The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an [Acquiring]
       [Adverse] Person or an Affiliate or Associate of an [Acquiring]
       [Adverse] Person (as such terms are defined in the Rights
       Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such agreement.

	Section 5.  Countersignature and Registration.

	(a)	The Rights Certificates shall be executed on behalf of the
Company by its Chairman of the Board, its President, or any Vice President,
either manually or by facsimile signature, and shall have affixed thereto the
Company's seal or a facsimile thereof that shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the
Rights Agent and shall not be valid for any purpose unless so countersigned.
If an officer of the Company signs any of the Rights Certificates and then ceases to be an officer of the Company before countersignature by the Rights
Agent and issuance and delivery by the Company, such Rights Certificates nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same effect as though the person who signed such Rights Certificates had not ceased to be an officer of the
Company.  Any Rights Certificates may be signed on behalf of the Company by any person who is a proper officer of the Company to sign such Rights
Certificate at the actual date of the execution of such Rights Certificate.

<PAGE 8>

	(b)	Following the Distribution Date, the Rights Agent will keep
at its office designated as the appropriate place for surrender of Rights
Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued under this Agreement.  Those books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights
Certificates, and the date of each of the Rights Certificates.

	Section 6.  Transfer, Split Up, Combination, and Exchange of Rights
Certificates: Mutilated, Destroyed, Lost, or Stolen Rights Certificates.
(a) Subject to the provisions of Section 4(b), Section 7(e), and Section 14, at any time after the close of business on the Distribution Date, and at or before the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined, or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Triggering Event, other securities, cash, or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitle such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined, or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to
Section 4(b), Section 7(e), and Section 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, exchange of Rights Certificates.

	(b)	Upon receipt by the Company and the Rights Agent of
evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights
Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated

	Section 7.  Exercise of Rights; Purchase Price; Expiration Date of
Rights.

	(a)	Subject to Section 7(e), the registered holder of any Rights
Certificate may exercise the Rights evidenced thereby (except as this
Agreement otherwise provides, including restricting

<PAGE 9>
exercisability as described in Section 9(c), Section 11(a)(iii), and
Section 23(a)), in whole or in part at any time after the Distribution
Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side of the Rights
Certificate duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock (or other securities, cash, or assets, as the case may be) as to which such surrendered Rights are then exercisable, at or before the earlier of (i) the close of business on July 30, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23, or (iii) the time at which such Rights are exchanged as provided in Section 24 (the earlier of (i), (ii), or (iii) are referred to in this Agreement as the "Expiration Date").

	(b)	The Purchase Price for each share of Common Stock
pursuant to the exercise of a Right shall initially be $100.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a)
and shall be payable in accordance with paragraph (c) below.

	(c)	Upon receipt of a Rights Certificate representing exercisable
Rights with the form of election to purchase and the certificate duly executed, accompanied by payment with respect to each Right so exercised of the Purchase Price per share of Common Stock (or other securities, cash or assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or
(B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights under this Agreement with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with
Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such
Rights Certificate.  The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11 (a)(iii)) shall be made in cash or by certified bank check or bank draft payable to the Company. If the
Company is obligated to issue other securities of the Company, pay cash, or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash, or other property are available for distribution by the Rights Agent, if and when appropriate.

	(d)	If the registered holder of any Rights Certificate shall
exercise fewer than all the Rights evidenced thereby, the Rights Agent shall issue and deliver a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised to, or upon the order of, the

<PAGE 10>

registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

	(e)	Notwithstanding anything in this Agreement to the contrary, after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or Adverse Person or an Associate or
Affiliate of an Acquiring Person or Adverse Person, (ii) a transferee of an
Acquiring Person or Adverse Person (or of any Associate or Affiliate
thereof) who becomes a transferee after the Acquiring Person or Adverse
Person becomes such, or (iii) a transferee of an Acquiring Person or Adverse
Person (or of any Associate or Affiliate thereof) who
becomes a transferee before or concurrently with the Acquiring Person or
Adverse Person's becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or
Adverse Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that the Board of
Directors of the Company has determined is part of a plan, arrangement, or understanding that has the avoidance of this Section 7(e) as a primary purpose or effect, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.
The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring
Person, or Adverse Person or their respective Affiliates, Associates, or transferees under this Agreement.

	(f)	Notwithstanding anything in this Agreement to the contrary,
neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or
Affiliates or Associates thereof as the Company shall reasonably request.

	Section 8.  Cancellation and Destruction of Rights Certificates.   All
Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this
Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other
Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights
Certificates to the Company, or shall, at the written request of the
Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

<PAGE 11>

	Section 9.  Reservation and Availability of Capital Stock.

	(a)	The Company agrees that it will reserve out of its authorized and unissued Common Stock the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

	(b)	So long as the shares of Common Stock issuable upon the
exercise of Rights may be listed on any national securities exchange, the
Company shall use its best efforts to cause, from and
after such time as the Rights become exercisable, all shares of
Common Stock reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

	(c)	The Company agrees that it will take all action that may be
necessary to ensure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for shares of
Common Stock (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares
(except as otherwise provided by a corporation law applicable to the
Company).

	(d)	The Company further agrees that it will pay when due any
federal or state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of
Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates for shares of Common Stock in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates for shares of Common Stock upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

	(e)	The Company shall use reasonable efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a
Section 11(a)(ii) Event or an exchange pursuant to Section 24 on which the consideration to be delivered by the Company upon exercise or exchange of the Rights has been determined in accordance with Section 11(a) or
Section 24, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights or exchanged for the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and
(B) the date of the expiration of the Rights.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend, for a period not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement

<PAGE 12>

and permit it to become effective. Upon any suspension of the exercisability of the Rights referred to in this Section 9(e), the Company shall issue a public announcement that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.
Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

	Section 10. Common Stock Record Date. Each person in whose name any certificate for a number of shares of Common Stock (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock
(or other securities) represented thereby, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made. If the date of such surrender and payment is a date upon which the Common Stock (or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (or other securities) transfer books of the Company are open. Before the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in this Agreement.

	Section 11.  Adjustment of Purchase Price, Number and Kind of
Shares, or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

	(a)	(i) If the Company shall after the date of this Agreement (A)
declare a dividend on the Common Stock payable in shares of Common
Stock, (B) subdivide the outstanding Common Stock, (C) combine the out-
standing Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock
(including any reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, and the number and kind of shares of Common Stock issuable on such date, shall be proportionately adjusted so that the holder of any Right thereafter exercised shall be entitled to purchase the aggregate number and kind of shares of
Common Stock that, if the Right had been exercised immediately before such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification.  If the record date for any such dividend, subdivision, combination, or reclassification shall occur before the Distribution Date, however, the Company shall appropriately adjust the Purchase Price (taking into account any additional Rights that may be issued as a result of such dividend, subdivision, combination, or reclassification), in lieu of adjusting (as described above) the number of shares of Common Stock (or other capital stock, as the case may be) issuable upon exercise of the
Rights. If an event occurs that would require an adjustment under

<PAGE 13>

both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made before, any adjustment required pursuant to Section 11(a)(ii).

		(ii)	If (A)	subject to Section 24, any Person (other than
an Exempt Person), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date become the
Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, unless the event causing the 20% threshold to be crossed is a transaction described in Section 13(a), or is an acquisition of shares of
Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the Board of Directors and who are not representatives, nominees, Affiliates, or Associates of an Acquiring Person, Adverse Person,
or the Person making such tender or exchange offer, after receiving advice from one or more investment banking firms, to be (a) at a price that is fair to shareholders (taking into account all factors that the Board of
Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its shareholders or

			(B)	the Board of Directors of the Company declares any Person to be an Adverse Person, upon (i) a determination that such Person, alone or together with its Affiliates and Associates, has, at any time after the
Rights Dividend Declaration Date, become the Beneficial Owner of an amount of Common Stock that the Board of Directors determines to be substantial
(which amount shall in no event be less than 10% of the shares of Common
Stock then outstanding) and (ii) a determination by at least a majority of the Board of Directors who are not representatives, nominees,
Affiliates, or Associates of such Adverse Person, after reasonable inquiry and investigation, that (a) such Beneficial Ownership by such
Person is intended to cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions under circumstances where the Board of Directors determine that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse effect (including, impairment of relationships with customers, impairment of the Company's ability to maintain its competitive position, or impairment of the Company's business reputation or ability to deal with governmental agencies) on the business or prospects of the Company (it being understood that a finding of qualification, suitability, or the like by any regulatory body shall not preclude the Board Directors from declaring such Person to be an Adverse
Person), then immediately upon the occurrence of any event described in
Section 11(a)(ii)(A), and ten days after the occurrence of any event described in Section 11(a)(ii)(B), each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price (but in no event less than the par value per share) in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right was exercisable immediately before the first

<PAGE 14>

occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (that, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d)) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Share Amount").

		(iii)	In lieu of issuing shares of Common Stock in
accordance with Section 11(a)(ii), if the Board determines that the action described below in this Section 11(a)(iii) is necessary or appropriate and not contrary to the interests of the holders of Rights (other than any Acquiring
Person, any Adverse Person, and any Affiliate or Associate of any such
Person), the Company may: (A) determine the excess of (1) the value of the
Adjustment Share Amount issuable upon the exercise of a Right (the
"Current Value") over (2) the Purchase Price (such excess, the
"Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Share Amount, upon payment of the applicable
Purchase Price, (1) cash, (2) a reduction in the Purchase Price (but in no event to less than the par value per share), (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock that the Board of Directors of the
Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock referred to in this Agreement as "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or
(6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the
Board of Directors of the Company based upon the advice of a recognized investment banking firm selected by the Board of Directors of the Company.
If, however, the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of
(x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires
(the later of (x) and (y) are referred to in this Agreement as the
"Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price (except for the payment of an amount equal to the par value of each share), shares of Common Stock
(to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, so that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, is referred to in this Agreement as the "Substitution Period"). If the Company determines that some action need be taken pursuant to the first or second sentences of this
Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the
Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. If any such suspension occurs, the Company shall issue a public announcement that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no

<PAGE 15>

longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d)) per share of the Common Stock on the Section 11(a)(ii)
Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

	(b)	If the Company shall fix a record date for the issuance of
rights (other than the Rights), options, or warrants to all holders of Common
Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Stock (or shares having the same rights, privileges, and preferences as the shares of Common
Stock ("Equivalent Common Stock")) or securities convertible into Common
Stock or Equivalent Common Stock at a price per share of Common Stock or per share of Equivalent Common Stock (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Common
Stock) less than the current market price per share of Common Stock (as determined pursuant to Section 11(d)) on such record date, the Purchase
Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock or Equivalent Common Stock to be offered (or the aggregate initial conversion price of the convertible securities to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock or
Equivalent Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case such subscription price may be paid fully or partially in a consideration in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of
Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights
Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

	(c)	If the Company fixes a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the
Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock), or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the current market price per share of Common Stock (as determined pursuant to Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed

<PAGE 16>

with the Rights Agent) of the portion of the cash, assets, or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such current market price per share of Common Stock (as determined pursuant to Section 11(d)). Such adjustments shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

	(d)	For the purpose of any computation under this Agreement,
other than computations made pursuant to Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as defined below) immediately before such date and for purposes of computations made pursuant to
Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten consecutive Trading Days immediately following such date.  If the "current market price" per share of the Common Stock is determined, however, during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common
Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination, or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification, shall not have occurred before the commencement of the requisite 30-Trading Day or 10-Trading Day period, as set forth above, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Common Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National
Association of Securities Dealers, Inc. Automated Quotation System
("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of
Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" means a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price"
per share means the fair value per share as determined in good faith by the
Board of Directors

<PAGE 17>

of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

	(e)	Anything in this Agreement to the contrary notwithstanding,
no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase
Price.  Any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment, or (ii) the Expiration Date.

	(f)	If as a result of an adjustment made pursuant to
Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any share or fraction of a share of capital stock other than Common Stock, thereafter the number or fraction of such other shares so receivable upon exercise of any Right and the Purchase
Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g),
(h), (i), (j), (k), and (m), and the provisions of Sections 7, 9, 10, 13, and 14 with respect to the Common Stock shall apply on like terms to any such other shares.

	(g)	All Rights originally issued by the Company after any
adjustment to the Purchase Price under this Agreement shall represent the right to purchase, at the adjusted Purchase Price, the number of shares of
Common Stock purchasable from time to time under this Agreement upon exercise of the Rights, all subject to further adjustment as provided herein.

	(h)	Unless the Company shall have exercised its election as
provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately before the making of such adjustment shall thereafter represent the right to purchase, at the adjusted Purchase Price, that fraction of a share (or number of shares) of Common Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately before this adjustment, by (y) the
Purchase Price in effect immediately before such adjustment of the Purchase
Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

	(i)	The Company may elect on or after the date of any
adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of
Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest

<PAGE 18>

ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall publicly announce its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights
Certificates have been issued, shall be at least ten days after the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall promptly cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates representing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or shall cause to be distributed to such holders of record in substitution and replacement for the Rights
Certificates held by such holders before the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

	(j)	Irrespective of any adjustment or change in the Purchase
Price or the fraction of a share (or number of shares) of Common Stock issuable upon the exercise of the Rights, any Rights Certificates issued may continue to express the Purchase Price per share and the number of shares that were expressed in the initial Rights Certificates issued under this
Agreement.

	(k)	Before taking any action that would cause an adjustment
reducing the Purchase Price below the then par value, if any, of the number of shares of Common Stock issuable upon exercise of the Rights, the
Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted
Purchase Price.

	(l)	If this Section 11 requires that an adjustment in the Purchase
Price be made effective as of a record date for a specified event, the
Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect before such adjustment.

	(m)	Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, to the extent that in their good faith judgment the Board of Directors of the
Company shall determine to be advisable so that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash of shares of Common Stock or securities that by

<PAGE 19>

their terms are convertible into or exchangeable for shares of Common Stock,
(iv) stock dividends, or (v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

	(n)	The Company agrees that it shall not, after the Distribution
Date, (i) consolidate with any other Person (other than a Subsidiary of the
Company in a transaction that complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its
Subsidiaries in one or more transactions each of which complies with
Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the
Rights or (y) before, simultaneously with, or immediately after such consolidation, merger, or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of
Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

	(o)	The Company agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24, or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

	(p)	Anything in this Agreement to the contrary notwithstanding,
if the Company after the Rights Dividend Declaration Date and before the
Distribution Date (i) declares a dividend on the outstanding shares of
Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, the number of
Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but before the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately before such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately before the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

	(q)	The failure by the Board of Directors to declare a Person to be an Adverse Person following such Person's becoming the Beneficial
Owner of 10% or more of the outstanding Common Stock shall not imply that such Person is not an Adverse Person or limit the Board of Directors'
right at any time in the future to declare such Person to be an Adverse
Person.


<PAGE 20>

	Section 12.  Certificate of Adjusted Purchase Price or Number of
Shares.   Whenever an adjustment is made as provided in Section 11 and
Section 13, the Company shall (a) promptly prepare a certificate describing such adjustment and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent, and with the transfer agent for the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if before the
Distribution Date, to each holder of a certificate representing shares of
Common Stock) in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

	Section 13.  Consolidation, Merger, or Sale or Transfer of Assets or
Earning Power.

	(a)	If, following the Stock Acquisition Date or the date on which a Person is declared to be an Adverse Person in accordance with Section 11(a)(ii)(B), directly or indirectly, (x) the Company shall consolidate
with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the
Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the
Company in a transaction that complies with Section 11(o)) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the
Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with
Section 11(o)), then, and in each such case (except as provided in
Section 13(d)), proper provision shall be made so that: (i) each holder of a
Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price
(disregarding any adjustment of the Purchase Price pursuant to
Section 11(a)(ii)) in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable, and freely tradable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current
Purchase Price by the number of shares of Common Stock for which a Right is exercisable immediately before the first occurrence of a Section 13 Event
(or, if a Section 11(a)(ii) Event has occurred before the first occurrence of a
Section 13 Event, multiplying the number of shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii)
Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (that, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each
Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 11(d)(i)) per share of the
Common Stock of such Principal Party on the date of

<PAGE 21>

consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13
Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as practicable, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

	(b)	"Principal Party" means

		(i)	in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the
Person that is the other party to such merger or consolidation, and

		(ii)	in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

	If, however, (1) the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and
(2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

	(c)	If, for any reason, the Rights cannot be exercised for the
Common Stock of such Principal Party, then a holder of Rights will have the right to exchange each Right for cash from such Principal Party in an amount equal to the Purchase Price as calculated above. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount to which the holder of Rights is entitled, then the Board of Directors of the
Company shall determine such amount reasonably and in good faith.

	(d)	The Company shall not consummate any such consolidation,
merger, sale, or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless previously the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement

<PAGE 22>

providing for the terms set forth in paragraphs (a),
(b), and (c) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will

		(i)	prepare and file a registration statement under the
Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

		(ii)	will deliver to holders of the Rights historical
financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

	The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, sales, or other transfers. If a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not previously been exercised shall become exercisable in the manner described in Section 13(a).

	(e)	Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) if (i) such transaction is consummated with a
Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms that comply with the provisions of Section 11(a)(ii)(A)
(or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common
Stock whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights under this Agreement shall expire.

	Section 14.  Fractional Rights and Fractional Shares.

	(a)	The Company shall not be required to issue fractions of
Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the
Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the
Rights for the Trading Day immediately before the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing

<PAGE 23>

bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

	(b)	The Company shall not be required to issue fractions of shares upon exercise of the Rights or to distribute certificates that represent fractional shares. In lieu of fractional shares, the Company may pay to the registered holder of Rights Certificates at the time such Rights are exercised as provided in this Agreement an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 14(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

	(c)	The holder of a Right by the acceptance of the Rights
expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

	Section 15. Rights of Action. All rights of action in respect of this Agreement, except those rights of action vested in the Rights Agent pursuant to Sections 13 and 20, are vested in the respective registered holders of the Rights Certificates (and, before the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate
(or, before the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights represented by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under this Agreement and injunctive relief against actual or threatened violations of the obligations under this Agreement of any Person subject to this Agreement.

<PAGE 24>

	Section 16.  Agreement of Rights Holders.   Every holder of a Right
by accepting the same agrees with the Company and the Rights Agent and with every other holder of a Right that:

	(a)	before the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

	(b)	after the Distribution Date, the Rights Certificates are
transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

	(c)	subject to Section 6(a) and Section 7(f), the Company and the
Rights Agent may treat the person in whose name a Rights Certificate (or, before the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Rights
Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e), shall be affected by any notice to the contrary; and

	(d)	notwithstanding anything in this Agreement to the contrary,
neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of their inability to perform any of their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.  The Company must, however, use reasonable efforts promptly to have any such order, decree, or ruling lifted or otherwise overturned.

	17.  Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the fraction of a share (or number of shares) of Common Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented there-
by, nor shall anything contained in this Agreement or in any Rights
Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Sections 24 and 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.

	Section 18.  Concerning the Rights Agent.

<PAGE 25>

	(a)	The Company agrees to pay to the Rights Agent reasonable
compensation for services rendered by it under this Agreement and, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements incurred in the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith, or willful misconduct on the part of the Rights Agent or such other indemnified party, for anything done or omitted by the Rights
Agent in connection with the acceptance and administration of this
Agreement or the performance of the Rights Agent's duties hereunder, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for in this Agreement shall survive the expiration of the Rights and the termination of this Agreement.

	(b)	The Rights Agent shall be protected and shall incur no liability for or with respect to any action taken, suffered, or omitted by it in connection with its administration of this Agreement or the performance of the Rights Agent's duties hereunder in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or
Persons.

	Section 19.  Merger or Consolidation or Change of Name of Rights
Agent.

	(a)	Any corporation into which the Rights Agent or any
successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights
Agent or any successor Rights Agent, shall be the successor to the Rights
Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement if such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights
Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor
Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent;
and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

	(b)	If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, the
Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such

<PAGE 26>

cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

	20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which shall bind the Company and the holders of Rights
Certificates, by their acceptance thereof:

	(a)	The Rights Agent may consult with legal counsel (who may
be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

	(b)	Whenever in the performance of its duties under this
Agreement, the Rights Agent shall deem it desirable that any fact or matter
(including, without limitation, the identity of any Acquiring Person or
Adverse Person and the determination of "current market price") be established by the Company before taking or suffering any action under this
Agreement, such fact or matter (unless other evidence in respect thereto is specifically prescribed in this Agreement) may be considered conclusively established by a certificate signed by the Chairman of the Board, the
President, any Vice President, the Treasurer, any Assistant Treasurer, the
Secretary, or any Assistant Secretary of the Company and delivered to the
Rights Agent; and such certificate shall be full authorization to the Rights
Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

<PAGE 26>

	(c)	The Rights Agent shall be liable under this Agreement only
for its own gross negligence, bad faith or willful misconduct.

	(d)	The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the
Rights Certificates or be required to verify any such statements of fact or recitals (except as to its countersignature on such Rights Certificates). All such statements and recitals shall be considered to have been made only by the Company.

	(e)	The Rights Agent shall not be responsible with respect to the validity of this Agreement or the execution and delivery of this Agreement
(except the execution of this Agreement by the Rights Agent) or with respect to the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the
Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11, 3, 23, 13, or 24 or the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights represented by Rights Certificates after receipt of the certificate described in Section 12); nor shall it be deemed by any act under this
Agreement to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this
Agreement or any Rights

<PAGE 27>

Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid, and nonassessable.

	(f)	The Company agrees that it will perform, execute,
acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this
Agreement.

	(g)	The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this
Agreement from the Chairman of the Board, the President, any Vice President,
the Secretary, any Assistant Secretary, the Treasurer, or any Assistant
Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights
Agent, set forth in writing any action proposed to be taken or omitted by the
Rights Agent in accordance with its rights and obligations under this Rights
Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date)
unless, before taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions from an officer of the Company objecting to the action to be taken or omitted as specified in such application.

	(h)	The Rights Agent and any shareholder, director, officer, or
employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the
Company or for any other legal entity.

	(i)	The Rights Agent may execute and exercise any of the rights
or powers hereby vested in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect, or misconduct, if the Rights
Agent was not grossly negligent in the selection and continued employment thereof.

	(j)	No provision of this Agreement shall require the Rights
Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights, if there shall be reasonable grounds for believing that

<PAGE 28>

repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

	(k)	If, with respect to any Rights Certificate surrendered to the
Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

	(l)	The Rights Agent undertakes only the express duties and
obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

	(m)	Anything in this Agreement to the contrary notwithstanding,
in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

	Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 60 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights
Agent. If the Company shall fail to make such appointment within 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor
Rights Agent, whether appointed by the Company or by a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 Million. After appointment, the successor
Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and mail a notice

<PAGE 29>

thereof in writing to the registered holders of the Rights Certificates.
Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

	Section 22.  Issuance of New Rights Certificates.   Notwithstanding
any of the provisions of this Agreement or of the Rights to the contrary, the
Company may, at its option, issue new Rights Certificates representing
Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights
Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and before the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed  appropriate by the Board of Directors of the Company, issue
Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale, however, (i) no such Rights
Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

	Section 23.  Redemption and Termination; Three-Year Independent
Director Evaluation.

	(a)	The Board of Directors of the Company may, at its option, at any time before the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or such later date as the Board of
Directors of the Company may determine), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of this Agreement (such redemption price is referred to in this
Agreement as the "Redemption Price"); provided, however, that the time period during which the Rights may be redeemed shall not be extended by the Board of Directors of the Company at any time when the Rights are not then redeemable; and provided, further, that if, following the occurrence of a
Section 11(a)(ii) Event and following expiration of any period during which the holders of Rights may exercise Rights for shares of Common Stock under Section 11(a)(ii) hereof, but before any Section 13 Event, each of the following shall have occurred and remain in effect: (i) a Person who is an
Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in a transaction, or series of transactions, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 5% or less of the outstanding shares of
Common Stock, (ii) there are no others Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, and (iii) the transfer or other disposition described in clause (i) above was other than pursuant to a

<PAGE 30>

transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii)(A) Event until such time as the Company's right of redemption under this Agreement has expired. The Company may, at its option, pay the Redemption Price either in shares of Common Stock (based on the "current market price," as defined in Section 11(d), of the shares of Common Stock at the time of redemption) or cash.

	(b)	Immediately upon the action of the Board of Directors of the
Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action or notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.
Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the
Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice that is mailed in the manner provided in this Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

	(c)	The Stockholder Rights Plan Committee of the Company's
Board of Directors shall review this Agreement in order to consider whether the maintenance of this Agreement continues to be in the best interests of the
Company and its shareholders.  Such committee shall conduct such review periodically when, as and in such manner as the committee deems appropriate, after giving due regard to all relevant circumstances; provided, however, that the committee shall take such action at least every three years.
Following each such review, such committee will report its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be redeemed.  Such committee shall be comprised only of directors of the
Company who shall have been determined by the Company's Board of
Directors to be independent.  Such committee is authorized to retain such legal counsel, financial advisors and other advisors as the committee deems appropriate in order to assist in the committee in carrying out its foregoing responsibilities under this Agreement.

	Section 24.  Exchange.

	(a)	The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which would not include
Rights that have become void pursuant to the provisions of Section 7(e)) for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of this
Agreement (the "Exchange Ratio").  Notwithstanding the foregoing, the
Board of Directors shall not be empowered to effect such exchange at any time after

<PAGE 31>

any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

	(b)	Immediately upon the action of the Board of Directors of the
Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action or notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such
Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder, multiplied by the Exchange
Ratio. The Company promptly shall give public notice of any such exchange;
however, the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed as provided in this Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock
Rights will be effected and, in the event of a partial exchange, the number of
Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

	(c)	If the Company shall not have sufficient shares of Common
Stock authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all action necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

	(d)	The Company shall not be required to issue fractions of
shares of Common Stock or to distribute certificates that represent fractions of shares of Common Stock. In lieu of such fractional shares of Common
Stock, the Company may pay to the registered holders of the Rights
Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this paragraph (d), the current market value of a whole share of Common
Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

	Section 25.  Notice of Certain Events.

	(a)	If the Company proposes, at any time after the Distribution
Date, (i) to pay any dividend payable in stock of any class to the holders of
Common Stock or to make any other distribution to the holders of Common
Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common
Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock
(other than a reclassification involving only the subdivision of outstanding shares

<PAGE 32>

of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions of more than 50% of the assets or earning power of the Company and its Subsidiaries
(taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution, or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 26, a notice of such proposed action that specifies the record date for such stock dividend, distribution of rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days before the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least 20 days before the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever is earlier.

	(b)	In case any of the events described in Section 11(a)(ii) shall occur, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 26, a notice of the occurrence of such event that specifies the event and the consequences of the event to holders of Rights under
Section 11(a)(ii), and (ii) all references in the preceding paragraph to
Common Stock shall be deemed thereafter to refer, if appropriate, to other securities.

	 26. Notices. Any notice, demand, or delivery authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

			Brown & Brown, Inc.
			401 E. Jackson Street, 	Suite 1700
			Tampa, FL  33602
			Attention:  General Counsel

		Copies to:

			Holland & Knight LLP
			400 N. Ashley Drive
			Suite 2300
			Tampa, FL  33602
			Attention: Michael L. Jamieson, Esq.

<PAGE 33>

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

			First Union National Bank
			1525 West W.T. Harris Boulevard, 3C3
			Charlotte, NC  28288-1153
			Attention:  Shareholder Services Group

	Notices or demands that this Agreement authorizes the Company or the Rights Agent to give to the holder of any Rights Certificate (or, if before the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

	 27. Supplements and Amendments Before the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. Beginning on the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provisions in this Agreement, (iii) to shorten or lengthen any time period under this Agreement, or (iv) to change or supplement the provisions under this Agreement in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person); however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other period unless such lengthening is for the purpose of protecting, enhancing, or clarifying the rights of, or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this
Section 27, the Rights Agent shall execute such supplement or amendment.
Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that changes the rights or duties of the Rights Agent under this Agreement without the consent of the Rights
Agent. Before the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common
Stock.

	28. Successors. All the provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns under this Agreement.

<PAGE 34>

	 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common
Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations considered advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement).
All such actions, calculations, interpretations, and determinations
(including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

	30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, before the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy, or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, before the Distribution Date, registered holders of the Common Stock).

	31. Severability. If any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Notwithstanding anything in this Agreement to the contrary, if any such provision is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring that a determination be made by less than the entire
Board is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, such determination shall then be made by the entire Board in accordance with applicable law and the Company's Articles of Incorporation and Bylaws.

	Section 32.  Governing Law.   This Agreement, each Right and each
Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of
Florida.

<PAGE 35>

	Section 33.  Counterparts.   This Agreement may be executed in any
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

	Section 34.  Descriptive Headings.   Descriptive headings of the
several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

	IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and attested, all as of the day and year first above written.



[SEAL]

Attest:		                    	       				BROWN & BROWN, INC.


By:	/s/ LAUREL L. GRAMMIG			             By:  /s/ JAMES OLIVIER
    ______________________                   ______________________

Name: Laurel L. Grammig				              Name:  James Olivier
      _____________________                   _____________________

Title: 	Vice President and Secretary			  Title: Vice President
       _____________________________           ______________________


[SEAL]

Attest:							                            FIRST UNION NATIONAL BANK
                                    						as Rights Agent


By: /s/ FRANCES S. BEAM				               By:  /s/ JOAN K. KAPRINSKI
   ______________________                    _________________________

Name:	Frances S. Beam				                 Name: 	Joan K. Kaprinski
      ___________________                      ________________________

Title:	Vice President				                	Title:  Assistant Vice President
       __________________                       ___________________________



<PAGE 36>

                                                              	Exhibit A
                                                               _________

                         	[Form of Rights Certificate]

Certificate No. R-                                        	_________ Rights

NOT EXERCISABLE AFTER JULY 30, 2009 OR EARLIER IF
REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE
SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY,
AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS
AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS
BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN
ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE
RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF
SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS
REPRESENTED BY THIS Rights Certificate ARE OR WERE
BENEFICIALLY  OWNED BY A PERSON WHO WAS OR BECAME
AN [ACQUIRING] [ADVERSE] PERSON OR AN AFFILIATE OR
ASSOCIATE OF AN [ACQUIRING] [ADVERSE] PERSON (AS SUCH
TERMS ARE DEFINED IN THE RIGHTS AGREEMENT).
ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS
REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE
CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH
AGREEMENT.]*

                 	Rights Certificate

                	BROWN & BROWN, INC.

	This certifies that _______________________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of July 30, 1999 (the "Rights Agreement"), between BROWN & BROWN, INC., a Florida corporation (the "Company"), and FIRST UNION NATIONAL BANK a national banking association (the "Rights Agent"), to purchase from the Company at any time before 5:00 p.m., eastern time, on July 30, 2009 at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, non-assessable share of common stock, par value $.01 per share (the "Common Stock"), of the Company, at a purchase price of $100.00 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of July 30, 1999, based on the Common Stock as constituted at such date. Capitalized items not defined in this Rights Certificate shall have the meaning set forth in the Rights Agreement.

	As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock that may be purchased upon the exercise of the Rights represented by this Rights Certificate are subject to modification and adjustment upon the occurrence of certain events.


___________________________
* The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person or an Adverse Person, as applicable, and shall replace the preceding sentence.

<PAGE 37>

	This Rights Certificate is subject to all provisions of the Rights Agreement, which provisions are hereby incorporated by reference and made a part of this Rights Certificate and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities under this Rights Certificate of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the circumstances described in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

	This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder shall be entitled to receive upon surrender of this Rights Certificate another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

	Subject to the provisions of the Rights Agreement and unless the Board of Directors has determined that a person is an Adverse Person, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time before the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date.

	The Company is not required to issue any fractional shares of Common Stock upon the exercise of any Right or Rights evidenced by this Rights Certificate. In lieu thereof, the Company may make a cash payment as provided in the Rights Agreement.

	No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise of this Rights Certificate, nor shall anything contained in the Rights Agreement or in this Rights Certificate be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights represented by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

	This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

<PAGE 38>

	IN WITNESS WHEREOF the facsimile signature of the proper officers of the Company.

Dated as of ______________, ____

[SEAL]

ATTEST:		                       			BROWN & BROWN, INC.



_________________________    						By:	___________________________
Secretary					                     Title:_________________________



Countersigned:

FIRST UNION NATIONAL BANK,
  as Rights Agent


By:_________________________
   	Authorized Signature


<PAGE 39>

            	[Form of Reverse Side of Rights Certificate]


                       	FORM OF ASSIGNMENT
                        __________________

           	(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

   FOR VALUE RECEIVED 	____________________________________________
hereby sells, assigns and transfers unto __________________________
___________________________________________________________________
        	(Please print name and address of transferee)
___________________________________________________________________

this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ___________________, ____


                                           _____________________________
                                      					Signature

Signature Guaranteed:

                             	Certificate
                              ___________

The undersigned hereby certifies by checking the appropriate boxes that:

  	(1) this Rights Certificate [ ] is [ ] is not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person, or an Affiliate or Associate of

<PAGE 40>

any such Acquiring Person or Adverse Person (as such terms are defined pursuant to the Rights Agreement);

 	(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person.

Dated:  _________________, ____		          _____________________________
                                     						Signature

Signature Guaranteed:

                                 	NOTICE
                                  ______

   	The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


<PAGE 41>

                       	FORM OF ELECTION TO PURCHASE
                        ____________________________

        			(To be executed if holder desires to exercise Rights
            represented by the Rights Certificate.)


To:  BROWN & BROWN, INC.

	The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number	__________________________________________

______________________________________________________________________
                	(Please print name and address)

______________________________________________________________________

	If such number of Rights shall not be all the Rights represented by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


<PAGE 42>

         	Form of Reverse Side of Rights Certificate - continued


Please insert social security
or other identifying number	______________________________________________

__________________________________________________________________________
                         	(Please print name and address)

___________________________________________________________________________

Dated: ____________________ , ____

                                           _________________________________
                                     						Signature
Signature Guaranteed:

                             	Certificate
                              ___________
	The undersigned hereby certifies by checking the appropriate boxes that:

	(1) the Rights represented by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring
Person or an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined pursuant to the Rights Agreement);

	(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Adverse
Person or an Affiliate or Associate of an Acquiring Person or Adverse
Person.

Dated: _________________, ____			              _________________________
                                         						Signature

Signature Guaranteed:


<PAGE 43>

                                	NOTICE
                                 _______

	The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


<PAGE 44>

                                                          	Exhibit B
                                                           _________

                   	SUMMARY OF RIGHTS TO PURCHASE
                             	COMMON STOCK

	On July 29, 1999, the Board of Directors of BROWN & BROWN,
INC. (the "Company") declared a dividend distribution of one Right for every outstanding share of common stock, par value $.10 per share (the "Common Stock"), of the Company to shareholders of record at the close of business on August 11, 1999. Until the Distribution Date, each Right entitles the registered holder to purchase from the Company one share of Common
Stock at a price of $100.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank, as Rights Agent.

	Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in the beneficial ownership by a person or group of 20% or more of such outstanding shares of Common Stock, or (iii) immediately after the Board of Directors of the Company shall declare any person to be an Adverse Person.

	To declare a person an Adverse Person requires a determination by the Board that such person, alone or together with its affiliates and associates, has become the Beneficial Owner of an amount of Common
Stock that the Board of Directors determines to be substantial (which amount shall in no event be less than 10% of the shares of Common Stock then outstanding) and a determination by at least a majority of the Board of Directors, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, (a) that such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions at that time, or (b) that such beneficial ownership is causing or is reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, impairment of the Company's ability to maintain its competitive position, or impairment of the Company's business reputation or dealings with governmental or regulatory agencies) on the business or prospects of the Company (provided that a finding of suitability, qualification or the like by any regulatory body shall not necessarily affect the Board of Directors' determination).

<PAGE 45>


	Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after August 11, 1999 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

	The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 30, 2009, unless earlier redeemed by the Company as described below.

	As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

	If (i) any person becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock determined by the Board of Directors to be fair to and otherwise in the best interests of the Company and its shareholders), or (ii) the Board declares that a person is an Adverse Person, each holder of a Right will thereafter have the right to receive, upon exercise thereof, the number of shares of Common Stock (or, in certain circumstances, cash, property, or other securities of the Company or a reduction in the purchase price) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of either of the events described in clauses (i) and (ii) above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse
Person will be void. Rights are not exercisable, however, following the occurrence of the event set forth in clause (i) above until such time as the Rights are no longer redeemable by the Company as set forth below.

	For example, at an exercise price of $100, each Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consideration, as noted above) for $100. Assuming that the Common Stock had a per share market value of $50 at such time, the holder of each valid Right would be entitled to purchase 4 shares of Common Stock for $100 (that number of shares having a market value equal to two times the exercise price of the Rights).

	If at any time following the Stock Acquisition Date or the date on which a person is declared an Adverse Person, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock determined by the Board of Directors to be fair to and otherwise in the best interests of the Company and its shareholders), or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two

<PAGE 46>

times the exercise price of the Right. If the Rights cannot be exercised for common stock of the acquiring company as set forth above, Right holders will be entitled to put the Rights to the acquiring company for cash equal to the exercise price of the Rights. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

	The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Common Stock, (ii) if holders of the Common
Stock are granted certain rights or warrants to subscribe for Common
Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or subscription rights or warrants (other than those referred to above) to holders of the Common Stock.

	With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent of the Purchase Price. No fractional share of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

	At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable in cash or shares of Common Stock or other consideration deemed appropriate by the Board of Directors. The Company may not redeem the Rights, however, after the Board of Directors has declared a person to be an Adverse Person. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

	At any time after any Person becomes an Acquiring Person and before the acquisition by such Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

	The Rights Agreement includes a "TIDE" (Three-year Independent Director Evaluation) provision. Under the TIDE provision, the Board of Directors' Stockholder Rights Plan Committee composed of independent directors will review the Rights Plan periodically (at least every three years). This committee will communicate its conclusions to the full Board of Directors after each review, including any recommendation as to whether the Rights Plan should be modified or the Rights should be redeemed.

	Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

<PAGE 47>

	Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company before the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; however, no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

	A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-K dated July 30, 1999. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.